SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012 (May 15, 2012)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

222 Robert Rose Drive Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.   Other Events.

On May 15, 2012, National Health Investors (NHI) announced it it has exercised an option to purchase and lease a new, stabilized skilled nursing facility located in Texas for a purchase price of $13.4 million. The facility opened at the end of 2010 with 125 beds and is operated by affiliates of Legend Healthcare, LLC (“Legend”). The transaction is expected to close within the next thirty days and will be funded from available cash and from borrowings on NHI's revolving credit facility.

The facility is being leased to Legend over 15 years at an initial lease rate of 9% on NHI's invested amount plus annual escalators. Lease service coverage is projected to cover in excess of 1.5x after a 5% management fee and an annual capital expenditure requirement. This will be the ninth facility NHI leases to Legend.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Press release, dated May 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:        /s/Roger Hopkins
Name:   Roger Hopkins
Title:     Principal Accounting Officer

Date:    May 15, 2012